Exhibit 99.B(e)(2)

SCHEDULE I

TO THE DISTRIBUTION AGREEMENT

DATED August 1, 2013 BETWEEN

THE VICTORY INSTITUTIONAL FUNDS AND

VICTORY CAPITAL ADVISERS, INC.

FUNDS

Name of Portfolio

Institutional Diversified Stock Fund